SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549




                             FORM 8-K




          Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




Date of Report (date of earliest event reported): February 17, 1998
                                                  __________________




                       WESTWOOD CORPORATION
________________________________________________________________
        (Exact name of registrant as specified in Charter)




     Nevada                0-19381                87-0430944
_________________        ___________         ___________________
(State or other          (Commission         (I.R.S. Employer
 jurisdiction of          File No.)           Identification No.)
 incorporation)





5314 South Yale Street, Tulsa, Oklahoma                  74135
________________________________________               __________
(Address of principal executive offices)               (Zip Code)




Registrant's telephone number, including area code: (918) 524-0002
                                                     ______________

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Item 5.   Other Events
          ________________________________

        (a)  Pending Legal Proceeding

              On February 20, 1998, Westwood Corporation (the "Company"), and its wholly owned subsidiary, MC II Electric Company, Inc. ("MC II") (the Company and MC II, collectively, the "Plaintiffs"), filed a petition in the District Court of Tulsa County, State of Oklahoma, Case Number CJ 98-0876, against Herschel P. McCullough ("McCullough").

              In their petition, the Plaintiffs assert breach of contract allegations against McCullough arising from representations and warranties included in the Stock Purchase Agreement dated May 28, 1997, by and between McCullough and the Company with respect to the Company's purchase of the issued and outstanding stock of MC II.

              In addition, the Plaintiffs seek a declaratory judgment that the termination of McCullough for cause was permissible under the Employment Agreement dated May 28, 1997 (the "Employment Agreement"), by and between McCullough and MC II, and seek monetary damages for alleged breaches of the Employment Agreement and alleged breaches of certain common law fiduciary duties in connection with such employment.

              As of this date, McCullough has not answered the petition filed by the Plaintiffs and, accordingly, has not yet asserted defenses to the Plaintiffs' allegations.


              (b)  Audit Committee

              In accordance with Marketplace Rule 4310(c)(25)(B) of the National Association of Securities Dealers, the Board of Directors of the Company has created an Audit Committee whose initial members shall be Anthony Pantaleoni, John H. Williams, and Richard E. Minshall.




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                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   WESTWOOD CORPORATION



     March 11, 1998             By /s/ Paul R. Carolus
                                   ______________________________
                                   Paul R. Carolus
                                   Secretary, Treasurer, Chief
                                   Financial Officer, and Director




















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